EXHIBIT 10.3
AMENDMENT NUMBER TWO TO THE GEORGIA-PACIFIC CORPORATION/TIMBER GROUP 1997 LONG-TERM INCENTIVE PLAN

          WHEREAS, pursuant to Section 8 of the Georgia-Pacific Corporation/Timber Group 1997 Long Term Incentive Plan (the "Plan"), the Board of Directors of Georgia-Pacific Corporation ("Board") has reserved the right to amend the Plan; and

          WHEREAS, the Board desires to amend the Plan to provide that any Award granted pursuant to the Plan shall become fully vested immediately prior to the Effective Time under the Agreement and Plan of Merger by and among Plum Creek Timber Company, Inc., Georgia-Pacific Corporation and the Spincos (as defined therein) dated July 18, 2000;

NOW THEREFORE, the Board hereby amends the Plan as follows:
1. Section 6(b) of the Plan is amended by adding the following sentence to the end thereof:

          Notwithstanding the terms of any Award Agreement, any Award granted pursuant to the provisions of this Plan shall become fully vested immediately prior to the Effective Time under the Agreement and Plan of Merger by and among Georgia-Pacific Corporation and Plum Creek Timber Company, Inc and the Spincos (as defined therein) dated July 18, 2000.